As filed with the Securities and Exchange Commission on November 17, 2005
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
O’CHARLEY’S INC.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee	62-1192475
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

3038 Sidco Drive
Nashville, Tennessee	37204
(Address of Principal Executive Offices)	(Zip Code)
RESTRICTED STOCK AGREEMENTS WITH LAWRENCE E. HYATT,
DATED NOVEMBER 15, 2004
(Full Title of the Plan)
Lawrence E. Hyatt
O’Charley’s Inc.
3038 Sidco Drive
Nashville, Tennessee 37204
(Name and Address of Agent For Service)
(615) 256-8500
(Telephone Number, Including Area Code, of Agent For Service)
CALCULATION OF REGISTRATION FEE

Title of Securities	Amount	Proposed Maximum	Proposed Maximum	Amount of
To Be	To be	Offering Price	Aggregate Offering	Registration
Registered	Registered (1)	Per Share (2)	Price (2)	Fee
Common Stock, no par value and associated rights to purchase Series A Junior Preferred Stock	31,000 shares	$13.39	$415,090	$49

(1)	Pursuant to Rule 416(a), includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	The offering price is estimated solely for the purpose of determining the amount of the registration fee. Such estimate has been calculated in accordance with Rule 457(c) and Rule 457(h) and is based upon the average of the high and low prices per share of the Registrant’s Common Stock as reported on The Nasdaq Stock Market’s National Market on November 10, 2005.

EXPLANATORY NOTE
     This registration statement on Form S-8 (the “Registration Statement”) has been filed by O’Charley’s Inc. (the “Registrant”) to register the reoffer and resale of 31,000 shares of its common stock, no par value per share (the “Common Stock”), issued to Lawrence E. Hyatt in connection with his employment by the Registrant. This Registration Statement includes a reoffer prospectus that may be used by Mr. Hyatt for reofferings and resales on a continuous or delayed basis in the future of up to 31,000 shares of the Registrant’s Common Stock. This prospectus has been prepared in accordance with the applicable requirements of Part I of Form S-3 as required by General Instruction C to Form S-8.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The Registrant has sent or given or will send or give documents containing the information specified by Part I of this Registration Statement to Mr. Hyatt, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant is not filing such documents with the SEC, but these documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER AND RESALE PROSPECTUS
31,000 SHARES
O’CHARLEY’S INC.
COMMON STOCK
     All of the 31,000 shares of common stock offered hereby are being offered by Lawrence E. Hyatt, our Chief Financial Officer, Secretary and Treasurer. We will not receive any proceeds from the sale of the common stock offered hereby.
     The shares of common stock offered hereby may be sold from time to time in brokerage transactions at prevailing market prices, in privately negotiated transactions for the account of Mr. Hyatt at prices at or near the market price, or in other privately negotiated transactions. See “Plan of Distribution.”
     Our common stock is traded on the Nasdaq Stock Market’s National Market under the symbol “CHUX.” The last reported sale price per share of our common stock on the Nasdaq National Market on November 16, 2005 was $13.93.
     Investing in our common stock involves risks. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 17, 2005.

     You should rely only on the information contained or incorporated by reference in this prospectus. Neither we, nor Mr. Hyatt, has authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information contained or incorporated by reference in this prospectus. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, and you should assume the information contained in any document incorporated by reference in this prospectus is accurate only as of the date of that document. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus is not an offer to sell or the solicitation of an offer to buy our common stock in any circumstances or jurisdiction where the offer or sale is not permitted.
     In this prospectus, “we,” “us,” and “our” refer to O’Charley’s Inc. and its subsidiaries.
 i

THE COMPANY
     We are a leading casual dining restaurant company operating 228 O’Charley’s restaurants in 16 states in the Southeast and Midwest, 107 Ninety Nine Restaurant & Pub restaurants in seven Northeastern states, and six Stoney River Legendary Steaks restaurants in the Southeast and Midwest as of October 2, 2005. We also have four O’Charley’s restaurants in Michigan operated by a franchisee and two O’Charley’s restaurants located in Louisiana operated by a joint venture franchisee in which we have a financial interest.
     O’Charley’s is a casual dining restaurant concept whose strategy is to differentiate its restaurants by serving high-quality, freshly prepared food at moderate prices and with attentive customer service. O’Charley’s restaurants are intended to appeal to a broad spectrum of customers from a diverse income base, including mainstream casual dining customers, as well as upscale casual dining and value oriented customers. The O’Charley’s menu is mainstream, but innovative and distinctive in taste. The O’Charley’s menu features a variety of items including USDA Choice hand-cut and aged steaks, baby-back ribs basted with our own tangy BBQ sauce, fresh salmon, a variety of seafood, fresh-cut salads with special recipe salad dressings and O’Charley’s signature caramel pie. All entrees are cooked to order and feature a selection of side items in addition to our hot, freshly baked yeast rolls. We believe the large number of freshly prepared items on the O’Charley’s menu helps differentiate our O’Charley’s concept from other casual dining restaurants.
     Ninety Nine restaurants are casual dining restaurants that we believe have earned a reputation for providing generous portions of high-quality food at moderate prices combined with attentive service. Ninety Nine restaurants are intended to appeal to mainstream casual dining and value oriented customers. The Ninety Nine menu features approximately 75 items, including a wide selection of appetizers, soups, salads, sandwiches, burgers, beef, chicken and seafood entrees and desserts. Ninety Nine restaurants offer full bar service, including a wide selection of imported and domestic beers, wine and specialty drinks.
     Stoney River restaurants are upscale steakhouses that are intended to appeal to both upscale casual dining and fine dining customers by offering the high-quality food and attentive customer service typical of high-end steakhouses at more moderate prices. Stoney River restaurants have an upscale “mountain lodge” design with a large stone fireplace, plush sofas and rich woods that is intended to make the interior of the restaurant inviting and comfortable. The Stoney River menu features several offerings of premium midwestern beef, fresh seafood and a variety of other gourmet entrees. An extensive assortment of freshly prepared salads and side dishes is available a la carte. The menu also includes several specialty appetizers and desserts. Stoney River restaurants offer full bar service, including an extensive selection of wines.
     The key elements of our operating strategy include:
•	protecting the distinctive culture and operating principles of each of our concepts;

•	providing an attractive price-to-value relationship;

•	pursuing a disciplined growth strategy;

•	leveraging our commissary operations; and

•	providing an attractive operating environment for our employees.
     Our principal executive offices are located at 3038 Sidco Drive, Nashville, Tennessee 37204 (Telephone 615-256-8500), and we maintain a website at http://www.ocharleysinc.com. Information on our website is not part of this prospectus.

RISK FACTORS
     You should carefully consider the risks described below before buying the shares of common stock offered hereby. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also significantly impair our business, financial condition and results of operations.
     If any of the following risks actually occur, our business, financial condition and results of operations could be materially harmed, the trading price of our common stock could decline and you may lose all or part of your investment.
Changing consumer preferences and discretionary spending patterns could force us to modify our concepts and menus and could result in a reduction in our revenues.
     Our O’Charley’s and Ninety Nine restaurants are casual dining restaurants that feature menus intended to appeal to a broad spectrum of customers. Our Stoney River restaurants are upscale steakhouses that feature steaks, fresh seafood and other gourmet entrees. Our continued success depends, in part, upon the popularity of these foods and these styles of dining. Shifts in consumer preferences away from this cuisine or dining style could materially adversely affect our future operating results. The restaurant industry is characterized by the continual introduction of new concepts and is subject to rapidly changing consumer preferences, tastes and eating and purchasing habits. Our success will depend in part on our ability to anticipate and respond to changing consumer preferences, tastes and eating and purchasing habits, as well as other factors affecting the restaurant industry, including new market entrants and demographic changes. We may be forced to make changes in our concepts and menus in order to respond to changes in consumer tastes or dining patterns. If we change a restaurant concept or menu, we may lose customers who do not prefer the new concept or menu, and may not be able to attract a sufficient new customer base to produce the revenue needed to make the restaurant profitable. In addition, consumer preferences could be affected by health concerns about the consumption of beef, the primary item on our Stoney River menu, or by specific events such as E. coli food poisoning or outbreaks of bovine spongiform encephalopathy (mad cow disease) or other diseases.
     Our success is also dependent to a significant extent on numerous factors affecting discretionary consumer spending, including economic conditions, disposable consumer income and consumer confidence. Adverse changes in these factors could reduce customer traffic or impose practical limits on pricing, either of which could harm our results of operations.
We may experience higher operating costs, which would adversely affect our operating results, if we cannot increase menu prices to cover them.
     Our operating results are significantly dependent on our ability to anticipate and react to increases in food, labor, employee benefits, energy and other costs. Various factors beyond our control, including adverse weather conditions (including hurricanes), governmental regulation, production, availability, recalls of food products and seasonality may affect our food costs or cause a disruption in our supply chain. We cannot predict whether we will be able to anticipate and react to changing food costs by adjusting our purchasing practices and menu prices, and a failure to do so could adversely affect our operating results. In addition, because the pricing strategy at our O’Charley’s and Ninety Nine restaurants is intended to provide an attractive price-to-value relationship, we may not be able to pass along price increases to our guests.
     We compete with other restaurants for experienced management personnel and hourly employees. Each of our concepts now offers medical benefits to hourly employees, which has increased our benefit costs. In addition, any increase in the federal minimum wage rate would likely cause an increase in our labor costs. We cannot assure you that we will be able to offset increased wage and benefit costs through our purchasing and hiring practices or menu price increases, particularly over the short term. As a result, increases in wages and benefits could have a material adverse effect on our business.
Our continued growth depends on our ability to open new restaurants and operate our new restaurants profitably, which in turn depends upon our continued access to capital.
     A significant portion of our historical growth has been due to opening new restaurants. We opened 15 new company-operated O’Charley’s restaurants and 12 new Ninety Nine restaurants in 2004. We opened 10 new company-operated O’Charley’s restaurants and 8 new Ninety Nine restaurants in the first three quarters of fiscal 2005 and we expect to open 2 or 3 more new company-operated O’Charley’s restaurants, 1 or 2 more new Ninety Nine restaurants and one new Stoney River restaurant in the fourth quarter of fiscal 2005. We currently plan to open between 2 and 5 new company-operated O’Charley’s restaurants, between 7 and 10 new Ninety Nine restaurants, and 2 or 3 new Stoney River restaurants in fiscal 2006. Our ability to open new restaurants will depend on a number of factors, such as:
•	the selection and availability of quality restaurant sites;

•	our ability to negotiate acceptable lease or purchase terms;

•	our ability to hire, train and retain the skilled management and other personnel necessary to open, manage and operate new restaurants;

•	our ability to secure the governmental permits and approvals required to open new restaurants;

•	our ability to manage the amount of time and money required to build and open new restaurants, including the possibility that adverse weather conditions may delay construction and the opening of new restaurants; and

•	the availability of adequate financing.
     Many of these factors are beyond our control. In addition, we have historically generated insufficient cash flow from operations to fund our working capital and capital expenditures and, accordingly, our ability to open new restaurants and our ability to grow, as well as our ability to meet other anticipated capital needs, is dependent on our continued access to external financing, including borrowings under our credit facility and financing obtained in the capital markets. Our ability to make borrowings under our credit facility will require, among other things, that we comply with certain financial and other covenants, and we cannot assure you that we will be able to do so. Accordingly, we cannot assure you that we will be successful in opening new restaurants in accordance with our current plans or otherwise. Furthermore, we cannot assure you that our new restaurants will generate revenues or profit margins consistent with those of our existing restaurants, or that the new restaurants will be operated profitably.
Our growth may strain our management and infrastructure, which could slow our development of new restaurants and adversely affect our ability to manage existing restaurants.
     Our growth has placed significant demands upon our management. We also face the risk that our existing systems and procedures, restaurant management systems, financial controls and information systems will be inadequate to support our planned growth. We cannot predict whether we will be able to respond on a timely basis to all of the changing demands that our planned growth will impose on management and these systems and controls. In May 2000, we acquired Stoney River and, in January 2003, we acquired Ninety Nine. The development of the Stoney River concept and the integration and operation of the Ninety Nine concept will continue to place significant demands on our management. These demands on our management and systems could also adversely affect our ability to manage our existing restaurants. If our management is unable to meet these demands or if we fail to continue to improve our information systems and financial controls or to manage other factors necessary for us to achieve our growth objectives, our operating results or cash flows could be materially adversely affected.

Unanticipated expenses and market acceptance could affect the results of restaurants we open in new and existing markets.
     As part of our growth plans, we may open new restaurants in areas in which we have little or no operating experience and in which potential customers may not be familiar with our restaurants. For example, in the fourth quarter of fiscal 2005 we plan to expand our Ninety Nine concept into the Philadelphia market. As a result, we may have to incur costs related to the opening, operation, supervision and promotion of those new restaurants that are substantially greater than those incurred in other areas. Even though we may incur substantial additional costs with these new restaurants, they may attract fewer customers than our more established restaurants in existing markets. As a result, the results of operations at new restaurants may be inferior to those of our existing restaurants. The new restaurants may even operate at a loss.
     Another part of our growth plan is to open restaurants in markets in which we already have existing restaurants. We may be unable to attract enough customers to the new restaurants for them to operate at a profit. Even if we are able to attract enough customers to the new restaurants to operate them at a profit, those customers may be former customers of one of our existing restaurants in that market and the opening of a new restaurant in the existing market could reduce the revenue of our existing restaurants in that market.
We could face labor shortages that could adversely affect our results of operations.
     Our success depends in part upon our ability to attract, motivate and retain a sufficient number of qualified employees, including restaurant managers, kitchen staff and servers, necessary to continue our operations and to keep pace with our growth. Qualified individuals of the requisite caliber and quantity needed to fill these positions are in short supply. Given the low unemployment rates in certain areas in which we operate, we may have difficulty hiring and retaining qualified management and other personnel. Any inability to recruit and retain sufficient qualified individuals may adversely affect operating results at existing restaurants and delay the planned openings of new restaurants. Any delays in opening new restaurants or any material increases in employee turnover rates in existing restaurants could have a material adverse effect on our business, financial condition, operating results or cash flows. Additionally, we have increased wages and benefits to attract a sufficient number of competent employees, resulting in higher labor costs.
Our restaurants are concentrated geographically; if any one of the regions in which our restaurants are located experiences an economic downturn, adverse weather or other material change, our business results may suffer.
     Our O’Charley’s restaurants are located predominately in the southeastern and midwestern United States. Our Ninety Nine restaurants are located in the northeastern United States. As of October 2, 2005, we operated 38 of our 228 O’Charley’s restaurants in Tennessee and 60 of our 107 Ninety Nine restaurants in Massachusetts. As a result, our business and our financial or operating results may be materially adversely affected by adverse economic, weather or business conditions in these markets, as well as in other geographic regions in which we locate restaurants.
Our restaurants may not be able to compete successfully with other restaurants, which could adversely affect our results of operations.
     The restaurant industry is intensely competitive with respect to price, service, location and food quality, and there are many well-established competitors with substantially greater financial and other resources than us, including a large number of national and regional restaurant chains. Some of our competitors have been in existence for a substantially longer period than us and may be better established in the markets where our restaurants are or may be located. If our restaurants are unable to compete successfully with other restaurants in new and existing markets, our results of operations will be adversely affected.
     To the extent that we open restaurants in larger cities and metropolitan areas, we expect competition to be more intense in those markets. We also compete with other restaurants for experienced management personnel and hourly employees and with other restaurants and retail establishments for quality sites.

Any disruption in the operation of our commissaries could adversely affect our ability to operate our restaurants.
     We operate a commissary in Nashville, Tennessee through which we purchase and distribute a substantial majority of the food products and supplies for our O’Charley’s and Stoney River restaurants. We also operate facilities in Woburn and Bellingham, Massachusetts, through which we purchase and distribute a portion of the food products and supplies for our Ninety Nine restaurants. If the operations of our commissaries are disrupted, we may not be able to deliver food and supplies to our restaurants. If our commissaries are unable to deliver the food products and supplies required to run our restaurants, we may not be able to find other sources of food or supplies, or, if alternative sources of food or supplies are located, our operating costs may increase. Accordingly, any disruption in the operation of our commissaries could adversely affect our ability to operate our restaurants and would adversely affect our results of operations.
We may incur costs or liabilities and lose revenue as the result of government regulation.
     Our restaurants are subject to extensive federal, state and local government regulation, including regulations related to the preparation and sale of food (such as regulations regarding labeling, allergens content and other menu information regarding nutrition), the sale of alcoholic beverages, zoning and building codes and other health, sanitation and safety matters. All of these regulations impact not only our current restaurant operations but also our ability to open new restaurants. We will be required to comply with applicable state and local regulations in new locations into which we expand. Any difficulties, delays or failures in obtaining licenses, permits or approvals in such new locations could delay or prevent the opening of a restaurant in a particular area or reduce operations at an existing location, either of which would materially and adversely affect our growth and results of operations. In addition, our commissaries are licensed and subject to regulation by the United States Department of Agriculture and are subject to further regulation by state and local agencies. Our failure to obtain or retain federal, state or local licenses for our commissaries or to comply with applicable regulations could adversely affect our commissary operations and disrupt delivery of food and other products to our restaurants. If one or more of our restaurants were unable to serve alcohol or food for even a short time period, we could experience a reduction in our overall revenue.
     The costs of operating our restaurants may increase if there are changes in laws governing minimum hourly wages, workers’ compensation insurance rates, unemployment tax rates, sales taxes or other laws and regulations, such as the federal Americans with Disabilities Act, which governs access for the disabled. If any of the above costs increase, we cannot assure you that we will be able to offset the increase by increasing our menu prices or by other means, which would adversely affect our results of operations.
We may incur costs or liabilities as a result of litigation and publicity concerning food quality, health and other issues that can also cause customers to avoid our restaurants.
     In September 2003, we became aware that customers and employees at one of our O’Charley’s restaurants located in Knoxville, Tennessee were exposed to the Hepatitis A virus, which resulted in a number of our employees and customers becoming infected. We are aware of 81 individuals who have contracted the Hepatitis A virus, most of whom have been linked to our Knoxville restaurant during the time of the outbreak. As of the date of this prospectus, we are also aware of 56 lawsuits that have been filed against us, all but one of which have been filed in the Circuit Court for Knox County, Tennessee, that allege injuries or fear of injuries from the Hepatitis A incident. As of November 7, 2005, we and other defendants have entered into agreements to settle 51 of these cases. A number of the remaining suits seek substantial damages, including treble damages under Tennessee consumer protection laws and punitive damages. One of the lawsuits was filed by an individual who contracted Hepatitis A and died following the filing of his lawsuit. This suit has been amended to seek compensatory damages not to exceed $7.5 million and punitive damages not to exceed $10.0 million alleging wrongful death. Other plaintiffs have alleged significant health concerns, including ailments requiring hospitalization.
     While we intend to vigorously defend the litigation that has been filed against us, we are not able to predict the outcome of the litigation that has been filed against us relating to the Hepatitis A outbreak or the amounts that we may be required to pay to settle that litigation or to satisfy any adverse judgments that may be rendered against us. We have liability insurance which has covered our legal costs to date and our share of the 51 cases settled. We believe our liability insurance is in amounts sufficient to cover our liability in the remaining cases filed against us and that the ultimate resolution of these cases will not be material to our results of operations or financial condition. There can be no assurance, however, that our insurance will be sufficient to cover our share of the ultimate loss or liability. If we suffer losses or liabilities in excess of our insurance coverage, there could be a material adverse effect on our results of operations and financial condition. We also have insurance that provides coverage, subject to limitations, for lost income at our restaurants whose results of operations were adversely affected by the Hepatitis A incident. We have submitted a claim pursuant to our insurance coverage for this type of loss, but our carrier has disagreed with our claim. At this point, we cannot reasonably estimate the value of any potential settlement of this claim or the timing thereof.
     In addition to the litigation that has been filed concerning the Hepatitis A incident, we are sometimes the subject of other complaints or litigation from customers alleging illness, injury or other food quality or health concerns. Litigation or adverse publicity resulting from these allegations may materially adversely affect us or our restaurants, regardless of whether the allegations are valid or whether we are liable. In addition, we are subject to litigation under “dram shop’’ laws that allow a person to sue us based on any injury or death caused by an intoxicated person who was wrongfully served alcoholic beverages at one of our restaurants. While we maintain insurance for lawsuits under a dram shop law or alleging illness or injury from food, we have significant deductibles under such insurance and any such litigation may result in a verdict in excess of our liability insurance policy limits, which could result in substantial liability for us and may have a material adverse effect on our results of operations.
Restaurant companies have been the target of class actions and other lawsuits alleging, among other things, violations of federal and state law.
     We are subject to the risk that our results of operations may be adversely affected by legal or governmental proceedings brought by or on behalf of our employees or customers. In recent years, a number of restaurant companies have been subject to lawsuits, including class action lawsuits, alleging violations of federal and state law regarding workplace and employment matters, discrimination and similar matters. A number of these lawsuits have resulted in the payment of substantial damages by the defendants. Similar lawsuits have been instituted against us from time to time and we are also a defendant in a number of pending lawsuits in connection with the Hepatitis A incident discussed above. Accordingly, we cannot assure you that we will not incur substantial damages and expenses resulting from lawsuits, which could have a material adverse effect on our business.
Compliance with and any failure to comply with current regulatory requirements will result in additional expenses and may adversely affect us.
     Keeping abreast of, and in compliance with, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, Securities and Exchange Commission regulations and Nasdaq Stock Market rules, has required an increased amount of management attention and external resources. We remain committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest all reasonably necessary resources to comply with evolving standards, and this investment has resulted in and we expect will continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.
Our shareholder rights plan, charter and bylaws and Tennessee law could delay or prevent a change in control of our company that our shareholders consider favorable.
     We have a shareholder rights plan that may have the effect of discouraging unsolicited takeover proposals. The rights issued under the shareholder rights plan would cause substantial dilution to a person or group that attempts to acquire us on terms not approved in advance by our board of directors. In addition, provisions in our charter and bylaws and Tennessee law may discourage, delay or prevent a merger, acquisition or change in control involving our company that our shareholders may consider favorable. These provisions could also discourage proxy contests and make it more difficult for shareholders to elect directors and take other corporate actions. Among other things, these provisions:
•	authorize us to issue preferred stock, the terms of which may be determined at the sole discretion of our board of directors and may adversely affect the voting or economic rights of our common shareholders;

•	provide for a classified board of directors with staggered three year terms so that no more than one-third of our directors could be replaced at any annual meeting;

•	provide that directors may be removed only for cause;

•	provide that any amendment or repeal of the provisions of our charter establishing our classified board of directors and concerning the removal of directors must be approved by the affirmative vote of the holders of two-thirds of our outstanding shares; and

•	establish advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted on by shareholders at a meeting.
     We also have severance agreements with certain members of our senior management and we are subject to anti-takeover provisions under Tennessee law. These provisions of our charter and bylaws, Tennessee law, our shareholder rights plan and the severance agreements may discourage transactions that otherwise could provide for the payment of a premium over prevailing market prices for our common stock and also could limit the price that investors are willing to pay in the future for shares of our common stock.
We may issue a substantial number of shares of our common stock under our stock incentive and stock purchase plans, and shareholders may be adversely affected by the issuance of those shares.
     As of October 2, 2005, options to purchase 2.8 million shares of our common stock, representing 12.6% of our shares outstanding at that date, were outstanding. These options had a weighted average exercise price of $17.62 per share. As of October 2, 2005, we had an additional 1.0 million shares authorized for issuance under our stock purchase and stock incentive plans, which represented 4.5% of our outstanding shares at October 2, 2005. The issuance of significant additional shares of our common stock upon the exercise of outstanding options or otherwise pursuant to these stock plans could have a material adverse effect on the market price of our common stock and could significantly dilute the interests of other shareholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are generally identifiable by the use of the words “anticipate,” “will,” “believe,” “estimate,” “expect,” “intend,” “seek,” or similar expressions. These forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, plans or expectations including, but not limited to, the discussions of our operating and growth strategy, projections of revenue, income or loss, information regarding future restaurant openings and capital expenditures, potential increases in food and other operating costs, and our development, expansion and franchising plans and future operations. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this prospectus are described under the caption “Risk Factors” in this prospectus and in the documents incorporated or deemed to be incorporated by reference in this prospectus.
     If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from future results, performance or achievements expressed or implied by these forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this section. We undertake no obligation to publicly update or revise any forward-looking statements to reflect future events or developments.

SELLING SHAREHOLDER
     According to information provided to us by Mr. Hyatt, he is the beneficial owner of 31,000 shares of our common stock, all of which shares may be offered by him in this offering. Under the rules of the Securities and Exchange Commission (the “SEC”), a person is deemed to be a “beneficial owner” of a security if he or she has or shares the power to vote or direct the voting of the security, has or shares the power to dispose of or direct the disposition of the security, or has the right to acquire the security within 60 days.
     This reoffer prospectus relates to 31,000 restricted shares of our common stock that we granted to Lawrence E. Hyatt, the selling shareholder, on November 15, 2004 in connection with his employment as our Chief Financial Officer, Secretary and Treasurer. Mr. Hyatt may from time to time sell under this prospectus any or all of these shares of our common stock. Because he is not obligated to sell any or all of these shares, we cannot determine the number of shares of our common stock that Mr. Hyatt will beneficially own after this offering.
USE OF PROCEEDS
     All of the shares covered by this prospectus are being offered by Mr. Hyatt. We will not receive any of the proceeds from the sale of the shares.
PLAN OF DISTRIBUTION
     The shares of our common stock offered hereby may be sold from time to time by Mr. Hyatt. Mr. Hyatt will act independently of us in making decisions with respect to the timing, manner and size of each sale. Mr. Hyatt may make these sales on the Nasdaq Stock Market or otherwise, at prices and terms that are then-prevailing or at prices related to the then-current market price, at fixed prices or in privately negotiated transactions. Mr. Hyatt may also use one or more of the following methods to sell the shares of common stock:
•	a block trade in which his broker or dealer will attempt to sell the shares as agent, but may position and resell all or a portion of the block as a principal to facilitate the transaction;

•	a broker or dealer may purchase the common stock as a principal and then resell the common stock for its own account pursuant to this prospectus;

•	an over-the-counter distribution in accordance with the rules of the applicable automated interdealer quotation system;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	sales through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from Mr. Hyatt or such successors in interest and/or from the purchasers of shares for whom they act as agents; and

•	the pledge of the shares as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distribution of the shares or interests therein.
     Mr. Hyatt may enter into hedging transactions with broker-dealers in connection with sales of the shares or otherwise. In these transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with Mr. Hyatt. Mr. Hyatt may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer the shares under this prospectus. Mr. Hyatt also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the loaned shares, or upon a default the broker-dealer may sell the pledged shares under this prospectus.
     The aggregate proceeds to Mr. Hyatt from the sale of the shares will be the purchase price of the common stock sold less the aggregate selling commissions, if any, and other expenses of issuance and distribution not borne by us. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Mr. Hyatt. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principal, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or Mr. Hyatt may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or concessions under the Securities Act. Because Mr. Hyatt may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, he may be subject to the prospectus delivery requirements of the Securities Act.
     To the extent required, the specific shares of common stock to be sold, purchase price, public offering price, the names of any such agent, dealer or underwriter, and any applicable commission or discount with respect to a particular offering will be described in a supplement to this prospectus.
     We have agreed to bear all expenses relating to the registration of the shares under the federal and state securities laws. Any commissions or other fees payable to broker-dealers or agents and stock transfer taxes attributable to the sale of the shares will be borne by Mr. Hyatt.
     Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
     Mr. Hyatt may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares, including liabilities under the Securities Act.
     There can be no assurance that Mr. Hyatt will sell any or all of the shares of our common stock offered by him hereunder.
EXPERTS
     The consolidated financial statements and related financial statement schedule of O’Charley’s Inc. and subsidiaries as of December 26, 2004 and December 28, 2003, and for each of the fiscal years in the three-year period ended December 26, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 26, 2004 have been incorporated by reference in this prospectus and in the registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
     The audit report on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 26, 2004 expresses the opinion of KPMG LLP that O’Charley’s Inc. did not maintain effective internal control over financial reporting as of December 26, 2004 because of the effect of a material weakness in internal control over the selection, monitoring, and review of assumptions and factors affecting lease accounting and leasehold depreciation practices, based on criteria established in Internal Control — Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).
     As discussed in Note 1 to the consolidated financial statements, the company changed its method of accounting for goodwill and other intangible assets in 2002.
     As discussed in Note 2 to the consolidated financial statements, the company has restated its 2003 and 2002 consolidated financial statements.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the information requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. We also furnish our shareholders annual reports, which include financial statements audited by our independent registered public accounting firm, and other reports which the law requires us to send to our shareholders. The public may read and copy any reports, proxy statements or other information that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the

Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.
     We also make available free of charge through our web site our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports, as soon as reasonably practical after such material is filed with or furnished to the SEC. Our web site address is http://www.ocharleysinc.com. Please note that our web site address is provided as an inactive textual reference only. The information provided on our web site is not part of this prospectus, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus.
     We have filed with the SEC a registration statement on Form S-8 under the Securities Act with respect to the shares offered by this reoffer prospectus. This reoffer prospectus does not contain all of the information in the registration statement. You will find more information about us and our common stock in the registration statement. Any statements made in this reoffer prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents which are filed as exhibits to the registration statement or otherwise filed with the SEC.
INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the termination of this offering, as well as the following documents:
•	Our Annual Report on Form 10-K for the fiscal year ended December 26, 2004, including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our 2005 Annual Meeting of Shareholders filed with the SEC on April 14, 2005;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended April 17, 2005, July 10, 2005 and October 2, 2005;

•	Our Current Reports on Form 8-K filed with the SEC on February 3, 2005, March 4, 2005, April 1, 2005, April 5, 2005, April 18, 2005, May 11, 2005, May 18, 2005, May 24, 2005, June 13, 2005, August 3, 2005, August 4, 2005, September 7, 2005, September 8, 2005, October 18, 2005 and October 27, 2005;

•	The description of our common stock contained in our Registration Statement on Form 8-A/A filed with the SEC on April 25, 2001; and

•	The description of our stock purchase rights contained in our Registration Statement on Form 8-A filed with the SEC on December 27, 2000.
     Information furnished under Items 2.02 and 7.01 of our Current Reports on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus and the registration statement.
     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any document incorporated by reference in this prospectus (not including exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this prospectus). Request for such information should be directed to R. Jeffrey Williams, Corporate Controller, O’Charley’s Inc., 3038 Sidco Drive, Nashville, Tennessee 37204 (Telephone 615-256-8500).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents previously filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated herein by reference:
(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 26, 2004;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended April 17, 2005, July 10, 2005 and October 2, 2005;

(c)	The Registrant’s Current Reports on Form 8-K filed on February 3, 2005, March 4, 2005, April 1, 2005, April 5, 2005, April 18, 2005, May 11, 2005, May 18, 2005, May 24, 2005, June 13, 2005, August 3, 2005, August 4, 2005, September 7, 2005, September 8, 2005, October 18, 2005 and October 27, 2005;

(d)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A/A filed on April 25, 2001, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby; and

(e)	The description of the Registrant’s stock purchase rights contained in the Registrant’s Registration Statement on Form 8-A, dated December 27, 2000, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.
     Information furnished under Items 2.02 and 7.01 of the Registrant’s Current Reports on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement.
     All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.

Item 6. Indemnification of Directors and Officers.
     The Tennessee Business Corporation Act (“TBCA”) provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation’s best interest, (iii) in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation, and (iv) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer is adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA also provides that in connection with any proceeding charging improper personal benefit to a director or officer, no indemnification may be made if such director or officer is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.
     Article VIII of the Registrant’s Restated Charter provides that, to the fullest extent permitted by the TBCA, as amended from time to time, directors shall not be liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, and that to the extent permitted by the TBCA, the liability of a director to the Registrant or its shareholders shall be further limited or eliminated. The Registrant’s Amended and Restated Bylaws provide that the Registrant shall indemnify from liability, and advance expenses to, each present or former director or officer of the Registrant to the fullest extent allowed under Tennessee law, as now or hereafter in effect.
     The Registrant has also obtained directors’ and officers’ liability insurance, the effect of which is to indemnify the directors and officers of the Registrant against certain damages and expenses because of certain claims made against them caused by their negligent act, error or omission.
Item 7. Exemption from Registration Claimed.
     The securities that may be reoffered or resold pursuant to this Registration Statement were issued to Mr. Hyatt in connection with his employment by the Registrant in a transaction that did not involve any public offering and was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act.

Item 8. Exhibits.

Exhibit
Number	Description
4.1	Restated Charter of the Registrant (incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 2000)

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 22, 2001)

4.3	Form of Certificate for the Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, Registration No. 33-35170)

4.4	Rights Agreement, dated December 8, 2000, between the Registrant and First Union National Bank, as Rights Agent (incorporated by reference to Exhibit 4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 2000)

4.5	Registration Rights Agreement, dated January 27, 2003, between the Registrant, 99 Boston, Inc., Doe Family II, LLC, William A. Doe, III, Dana G. Doe and Charles F. Doe, Jr. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2003)

10.1	Restricted Stock Agreement, dated as of November 15, 2004, between the Registrant and Lawrence E. Hyatt (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2004)

10.2	Restricted Stock Agreement, dated as of November 15, 2004, between the Registrant and Lawrence E. Hyatt (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2004)

10.3	Restricted Stock Agreement, dated as of November 15, 2004, between the Registrant and Lawrence E. Hyatt (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2004)

23.1	Consent of KPMG LLP

24	Powers of Attorney (included at pages II-5 and II-6)

Item 9. Undertakings
     A. The Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
     provided, however, that clauses (i) and (ii) of this paragraph (1) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 17th day of November, 2005.

O’CHARLEY’S INC.

By: Name:	/s/ Gregory L. Burns Gregory L. Burns
Title:	Chief Executive Officer and Chairman of the Board
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Gregory L. Burns and Lawrence E. Hyatt, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Gregory L. Burns Gregory L. Burns	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	November 17, 2005

/s/ Steven J. Hislop Steven J. Hislop	President — O’Charley’s Concept and Director	November 17, 2005

/s/ Lawrence E. Hyatt Lawrence E. Hyatt	Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)	November 17, 2005

/s/ R. Jeffrey Williams R. Jeffrey Williams	Principal Accounting Officer and Corporate Controller	November 17, 2005

/s/ William F. Andrews William F. Andrews	Director	November 17, 2005

/s/ Dale W. Polley Dale W. Polley	Director	November 17, 2005

/s/ Richard Reiss, Jr. Richard Reiss, Jr.	Director	November 17, 2005

/s/ G. Nicholas Spiva G. Nicholas Spiva	Director	November 17, 2005

/s/ John E. Stokely John E. Stokely	Director	November 17, 2005

/s/ H. Steve Tidwell H. Steve Tidwell	Director	November 17, 2005

/s/ Robert J. Walker Robert J. Walker	Director	November 17, 2005

/s/ Shirley A. Zeitlin Shirley A. Zeitlin	Director	November 17, 2005

Joseph H. Scarlett, Jr.	Director

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Restated Charter of the Registrant (incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 2000)

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 22, 2001)

4.3	Form of Certificate for the Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, Registration No. 33-35170)

4.4	Rights Agreement, dated December 8, 2000, between the Registrant and First Union National Bank, as Rights Agent (incorporated by reference to Exhibit 4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 2000)

4.5	Registration Rights Agreement, dated January 27, 2003, between the Registrant, 99 Boston, Inc., Doe Family II, LLC, William A. Doe, III, Dana G. Doe and Charles F. Doe, Jr. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2003)

10.1	Restricted Stock Agreement, dated as of November 15, 2004, between the Registrant and Lawrence E. Hyatt (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2004)

10.2	Restricted Stock Agreement, dated as of November 15, 2004, between the Registrant and Lawrence E. Hyatt (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2004)

10.3	Restricted Stock Agreement, dated as of November 15, 2004, between the Registrant and Lawrence E. Hyatt (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2004)

23.1	Consent of KPMG LLP

24	Powers of Attorney (included at pages II-5 and II-6)